Exhibit 10.4

NEW LC FACILITY DEPOSITS JOINDER

To:	Citicorp North America, Inc. as Administrative Agent under the Credit Agreement referred to below

Dated: May 5, 2006

Reference is hereby made to the Credit Agreement dated as of March 4, 2005, (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among RURAL/METRO OPERATING COMPANY, LLC, a Delaware limited liability company (“Borrower”); the Lenders; CITIBANK, N.A., as LC Facility issuing bank (in such capacity, the “LC Facility Issuing Bank”); CITICORP NORTH AMERICA, INC., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders; JPMORGAN CHASE BANK, N.A. (“JPMCB”), as syndication agent (in such capacity, the “Syndication Agent”); and CITIGROUP GLOBAL MARKETS INC. (“CGMI”) and J.P. MORGAN SECURITIES INC. (“JPMSI”), as joint lead arrangers and joint lead bookrunners (in such capacities, the “Joint Lead Arrangers”). Terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, pursuant to Section 2.22 of the Credit Agreement, Borrower may from time to time request New LC Facility Deposits in an aggregate amount not to exceed $10,000,000, subject to the terms and conditions set forth therein;

WHEREAS, each New LC Facility Lender has agreed, subject to the terms and conditions set forth herein and in the Credit Agreement, to make New LC Facility Deposits in the amount set forth next to such New LC Facility Lender’s name on Schedule I hereto.

NOW, THEREFORE:

SECTION 1. New LC Facility Deposits Joinder.

(a) This joinder (this “Joinder”) is a notice and a joinder agreement referred to in Section 2.22 of the Credit Agreement, and Borrower and the New LC Facility Lenders hereby agree and notify you that:

(i) the total New LC Facility Deposits shall be in an amount equal to $10,000,000; and

(ii) subject to the satisfaction of the conditions under Section 4.02 of the Credit Agreement and provided that no Default shall exist or would exist before or after giving effect to such New LC Facility Deposits, the funding of the New LC Facility Deposits will occur on May 5, 2006, which shall be the Increased Amount Date.

(b) Each of the New LC Facility Lenders and Borrower hereby agrees that each New LC Facility Deposit funded pursuant to this Joinder will be a LC Facility Deposit and each New LC Facility Lender will be a LC Facility Lender, in each case for any and all purposes under the Credit Agreement and (A) shall rank pari passu in right of payment and right of security in respect of the Collateral with the existing LC Facility Deposits and (B) shall have the same terms as LC Facility Deposits existing immediately prior to the effectiveness of this Joinder.

SECTION 2. Representations, Warranties and Covenants. The Borrower hereby represents and warrants that, as of the date hereof and as of the Increased Amount Date, the conditions set forth in Section 4.02(b) and 4.02(c) of the Credit Agreement are satisfied. For purposes of this Section 2, this Joinder shall be deemed to be a Loan Document.

SECTION 3. Conditions to Effectiveness. This Joinder shall become effective when:

(a) The Administrative Agent shall have received counterparts of this Joinder that, when taken together, bear the signatures of Borrower and the New LC Facility Lenders.

(b) The Administrative Agent shall have received, on behalf of itself, the other Agents, the Lenders and the LC Issuing Bank, such certificates of resolutions or other action, incumbency certificates and/or other certificates of the officers of each applicable Loan Party as the Administrative Agent may reasonably require.

(c) The Administrative Agent shall have received, on behalf of itself, the other Agents, the Lenders and the LC Issuing Bank, (i) an opinion of Weil, Gotshal & Manges LLP, counsel to Borrower, addressed to each of the Agents, the Lenders and the LC Issuing Bank and dated the Increased Amount Date, (ii) Mortgage amendments for each Mortgaged Property located in the State of Arizona and (iii) an opinion of Arizona counsel to Borrower, addressed to each of the Agents, the Lenders and the LC Issuing Bank and dated the Increased Amount Date, in each case, in form and substance reasonably satisfactory to the Administrative Agent; provided that, at the Administrative Agent’s discretion, the conditions set forth in clauses (ii) and (iii) need not be satisfied as a condition to effectiveness, in which event they shall be satisfied within 10 days of the Increased Amount Date.

(d) The Collateral Agent shall have received copies of UCC, judgment, tax lien and litigation search reports for Holdings and Borrower, each of a recent date in each of the jurisdictions set forth in Schedule 1 attached to this Joinder, the results of which shall not reveal any Liens on the Collateral covered or intended to be covered by the Security Documents (other than Permitted Liens or any other Liens reasonably acceptable to the Collateral Agent).

(e) All corporate and other proceedings taken or to be taken in connection with this Joinder and all documents incidental thereto, whether or not referred to herein, shall be reasonably satisfactory in form and substance to the Administrative Agent.

(f) The representations and warranties in Section 2 of this Joinder shall be true and correct.

SECTION 4. Roles. Citigroup Global Markets Inc. shall act in the capacities as Lead Arranger and Syndication Agent with respect to this Joinder, but in such capacities shall not have any obligations, duties or responsibilities, nor shall incur any liabilities, under this Joinder or any other Loan Document.

SECTION 5. Reference to and Effect on the Credit Agreement. On and after the Increased Amount Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring the Credit Agreement, and each reference in each of the Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as supplemented by this Joinder. The Credit Agreement and each of the other Loan Documents, as specifically supplemented by this Joinder, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Joinder shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 6. Costs and Expenses. Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Joinder and the other instruments and documents to be delivered hereunder.

SECTION 7. Execution in Counterparts. This Joinder may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Joinder by telecopier shall be effective as delivery of a manually executed counterpart of this Joinder.

SECTION 8. Governing Law. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be duly executed by their authorized officers as of the date set forth above.

RURAL/METRO OPERATING COMPANY, LLC

By:	/s/ Kristi Ponczak
	Name:	Kristi Ponczak
	Title:	VP & Treasurer

CITICORP NORTH AMERICA, INC., as Administrative Agent and New LC Facility Lender

By:	/s/ Ross A. MacIntyre
	Name:	Ross A. MacIntyre
	Title:	Managing Director